EXHIBIT 10.1

Corporate Offices: 2525 East El Segundo Boulevard El Segundo, California 90245-4632 (310) 536-0611

May 3, 2010
The CIT Group/Business Credit, Inc.
11 West 42nd Street, 13th Floor
New York, NY 10036
Attention: Eddy Milstein & Alan Strauss
Re:    Reduction in Line of Credit Pursuant to Section 7.12 of Financing Agreement
Dear Messrs. Milstein and Strauss:
Reference is made to the Second Amended and Restated Financing Agreement dated as of December 15, 2004 (as amended, modified, or supplemented from time to time, the “Financing Agreement”) by and between The CIT Group/Business Credit, Inc., as the agent (the “Agent”) for the financial institutions party thereto from time to time as lenders (the “Lenders”), Big 5 Corp. (“Big 5”), and Big 5 Services Corp. (“Big 5 Services,” and together with Big 5, the “Companies”). Terms used herein but not defined herein have the meanings given in the Financing Agreement.
The Companies hereby irrevocably elect to permanently reduce the Line of Credit from $175,000,000 to $140,000,000, in accordance with Section 7.12 of the Financing Agreement, on May 17, 2010, ten business days after delivery of this notice to the Agent.
Please do not hesitate to contact me with any questions or concerns.

Sincerely, BIG 5 CORP.
/s/ BARRY D. EMERSON
Barry D. Emerson Senior Vice President & Chief Financial Officer

Address Reply To: Post Office Box 92088, Los Angeles, California 90009-2088

BIG 5 SERVICES CORP.
/s/ BARRY D. EMERSON
Barry D. Emerson Senior Vice President & Chief Financial Officer

CC: Jenkens & Gilchrist, LLP